UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 1, 2015

COMMERCE UNION BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-197248	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway Suite 100 Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 384-3357

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective April 1, 2015, Commerce Union Bancshares, Inc., a Tennessee corporation (“Commerce Union”), completed its previously announced merger whereby Reliant Bank, a Tennessee banking corporation (“Reliant”) was merged with and into Commerce Union’s subsidiary bank, Commerce Union Bank, a Tennessee banking corporation, pursuant to an Agreement and Plan of Merger, dated as of April 25, 2014, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of December 31, 2014, by and among Commerce Union, Commerce Union Bank, and Reliant. At closing, Reliant merged with and into Commerce Union Bank, with Commerce Union Bank surviving the merger as the surviving corporation.

Pursuant to the merger agreement, holders of Reliant common stock have a right to receive 1.0213 shares of common stock of Commerce Union for each share of Reliant common stock held immediately prior to the effective time of the merger, with cash to be paid in lieu of fractional shares. Each outstanding share of Commerce Union common stock remained outstanding and was unaffected by the merger. Each option granted by Reliant to purchase shares of Reliant common stock was converted into an option to purchase Commerce Union common stock on the same terms and conditions as were applicable prior to the merger (taking into account any acceleration or vesting by reason of the consummation of the merger and its related transactions), subject to adjustment of the exercise price and the number of shares of Commerce Union common stock issuable upon exercise of such option based on the 1.0213 exchange ratio.

Subject to compliance with applicable laws and other conditions described in the merger agreement, Commerce Union Bank may, after the effective time of the merger, operate the pre-merger offices of Reliant under the name “Reliant Bank, a division of Commerce Union Bank” (or a legally permissible variation thereof).

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, as amended, which is incorporated herein by reference to Exhibits 2.1 and 2.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers and Arrangements with Officers

William Ronald DeBerry, who served as President and Chief Executive Officer of Commerce Union and Commerce Union Bank, as well as a director of both Commerce Union and Commerce Union Bank and chairman of the board of directors of Commerce Union immediately prior to the merger, shall remain the Chief Executive Officer of Commerce Union pursuant to that certain Employment Agreement, dated as of April 1, 2015, by and between Mr. DeBerry and Commerce Union, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and shall remain chairman of the board of directors of Commerce Union and a director of Commerce Union Bank immediately following the consummation of the merger. Mr. DeBerry will receive an initial base annual salary of $320,000. Mr. DeBerry’s spouse, Paul DeBerry, who will serve as the Executive Vice President, Chief Retail Officer and Sumner County Market President of Commerce Union Bank following the merger, will receive an initial base annual salary of $222,000.

DeVan D. Ard, Jr., who served as President and Chief Executive Officer of Reliant immediately prior to the merger, became President of Commerce Union and President and Chief Executive Officer of Commerce Union Bank pursuant to that certain Employment Agreement, dated as of April 1, 2015, by and among Mr. Ard, Commerce Union and Commerce Union Bank, which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Mr. Ard will receive an initial base annual salary of $320,000.

J. Daniel Dellinger, who served as Executive Vice President and Chief Operating Officer of Reliant immediately prior to the merger, became the Chief Financial Officer Commerce Union pursuant to that certain Employment Agreement, dated as of April 1, 2015, by and between Mr. Dellinger and Commerce Union, which is attached hereto as Exhibit 10.3 and incorporated herein by reference. Mr. Dellinger succeeds Mr. Rick Murray as the Chief Financial Officer of Commerce Union; Mr. Murray now serves as Chief Information Officer for Commerce Union. Mr. Dellinger will receive an initial base annual salary of $222,000.

Michael S. McKeown, who served as Chief Financial Officer of Reliant immediately prior to the merger, became Chief Accounting Officer of Commerce Union and Chief Financial Officer of Commerce Union Bank pursuant to that certain Employment Agreement, dated as of April 1, 2015, by and among Mr. McKeown, Commerce Union and Commerce Union Bank, which is attached hereto as Exhibit 10.4 and incorporated herein by reference. Mr. McKeown will receive an initial base annual salary of $160,000.

Each foregoing description of the respective Employment Agreements with Messrs. DeBerry, Ard, Dellinger, and McKeown does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which are respectively attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.

Departing Directors

Former Commerce Union directors Jane Ellis Bellar, Gwendolous Verdella Martin, Nancy Jo Martin, William Robert McKinney, Jr., Leland Gray Scott, Jr. and Marvin LeRoy Smith resigned from Commerce Union’s board of directors immediately prior to the merger on April 1, 2015; the resignations of Mmes. Bellar, Martin, and Martin and Messrs. McKinney, Scott, and Smith where not the result, in whole or in part, of any disagreement with Commerce Union, Commerce Union Bank, Commerce Union’s management or Commerce Union Bank’s management.

Former Commerce Union Bank directors Mmes. Bellar, Martin, and Martin and Mr. Leland Gray Scott, Jr. resigned from Commerce Union Bank’s board of directors immediately prior to the merger; the resignations of Mmes. Bellar, Martin, and Martin and Mr. Scott, where not the result, in whole or in part, of any disagreement with Commerce Union, Commerce Union Bank, Commerce Union’s management or Commerce Union Bank’s management.

Appointment of New Directors

Homayoun Aminmadani, DeVan D. Ard, Jr., Farzin Ferdowsi, Darrell S. Freeman, Sr., and James R. Kelley, who served on Reliant’s board of directors immediately prior to the merger, joined the board of directors of Commerce Union. Each such individual will serve until Commerce Union’s next annual meeting of shareholders or their earlier resignation or removal under Commerce Union’s bylaws and will be nominated for election at the first Commerce Union annual meeting of shareholders following the expiration of their initial term. They will each also join the board of directors of Commerce Union Bank upon consummation of the merger.

Farzin Ferdowsi, who served as a director of Reliant and chairman of its board of directors immediately prior to the merger, became the chairman of the board of directors of Commerce Union Bank.

Biographies of New Directors of Commerce Union and Commerce Union Bank

Homayoun Aminmadani, age 68, is a veteran restaurateur with more than 40 years of experience with YUM! Brands, Inc. as a franchisee of various brands. During these years, Mr. Aminmadani has developed over 150 Pizza Hut restaurants and currently, through his ownership in various entities, he owns and operates more than 80 Taco Bell restaurants. He has been involved in the development of several office buildings, shopping centers and residential subdivisions. Mr. Aminmadani is a former organizer and executive board member of Premier Bank of Brentwood, which merged with Bancorp South in December 2004. He was a member of the board of trustees for Franklin Road Academy for many years. A native of Iran, Mr. Aminmadani immigrated to the United States in 1964 and earned his bachelor’s of science degree in civil engineering from the University of Kansas.

DeVan D. Ard, Jr., age 59, is a 32-year banking veteran. He began his career with AmSouth Bank in 1981 and held various positions through 2004 before leaving to form Reliant. Reliant was started by a group of business men and women in 2006 as a full service community bank headquartered in Brentwood, Tennessee. The bank grew to $385 million in assets and was the tenth largest of the 133 banks started in 2006. Reliant served its customers through four branches located in Williamson and Davidson County. Playing an active role in the business and nonprofit community, Mr. Ard’s current board positions include Chairman of the Board for the Adventure Science Center, Chairman of the Board for the We Are Building Lives Foundation, and Board member and Finance Committee member for the Middle Tennessee Council of Boy Scouts of America. Mr. Ard also is a member of the Rotary Club of Nashville. He is past president of the PENCIL Foundation and is a graduate of Leadership Nashville. Mr. Ard holds a master’s degree in business administration from the University of Alabama, Tuscaloosa and earned his bachelor’s of arts degree in business administration and history from Vanderbilt University.

Farzin Ferdowsi, age 67, is chief executive officer of Brentwood, Tennessee-based Management Resources Company. Formed in 1971, MRCO manages more than 40 Taco Bell restaurants throughout the Southeast. Mr. Ferdowsi’s commitment to community service includes participating on numerous corporate and nonprofit boards. He currently serves as a board member for the Taco Bell Foundation, Boys and Girls Club of Middle Tennessee, Community Foundation and the Vanderbilt Ingram Cancer Center Board of Overseers. He is a former board member for Nashville Alliance for Public Education, Goodwill Industries, TSU Foundation. Tennessee Performing Arts Center and Trustees for Leadership Nashville. He is also a member of the Rotary Club of Nashville. A native of Iran, Mr. Ferdowsi’s immigrated to the United States in 1965 and earned his bachelor’s of science degree in industrial and mechanical engineering from Kansas State University.

Darrell S. Freeman, Sr., age 49, is the chairman of Zycron, Inc., an information technology services and solutions firm he founded in 1991 in Nashville, Tenn. Zycron employs more than 260 IT professionals across the country. Mr. Freeman is also the co-founder of two other businesses: Reliant Bank and Pinnacle Construction Partners. As co-founder and co-organizer of Tennessee-based Reliant Bank, Mr. Freeman served on the Board of Directors, the Audit and Compensation Committee, and the Executive Loan Committee. He is also the co-founder and chairman of Pinnacle Construction Partners which provides a full range of preconstruction planning and construction management services for the public and private sector. Mr. Freeman’s commitment to the Nashville community is evident through his recently completed, two-term service as immediate past chairman of the Nashville Chamber of Commerce. He is a current board member of Centennial Medical Center, and as former chairman of the 100 Black Men of Middle Tennessee, he led the organization to achieve chapter of the year in 2005. Other organizations for which Mr. Freeman serves or has served on the board are: Stone Crest Medical Center, Nashville Community Foundation, the Nashville Downtown Rotary Club, the Federal Reserve Advisory Board, the African American Museum of Music Art and Culture, Middle Tennessee State University Board of Trustees and the Nashville Broadband Task Force. Mr. Freeman holds a bachelor’s and a master’s degree from Middle Tennessee State University.

James R. Kelley, age 66, is a member of Neal & Harwell, PLC. His practice is focused primarily in the areas of commercial law, bankruptcy, taxation and general corporate matters. He earned his degree from Vanderbilt University and graduated from Emory Law School with distinction receiving a JD and an LLM in Taxation. He has received many professional accolades including recognition as one of Tennessee’s 101 Best Lawyers by Business Tennessee magazine, 100 Super Lawyers in Tennessee by Law & Politics and the publishers of Memphis Magazine, and The Best of the Bar by the Nashville Business Journal, being listed in Best Lawyers in America since 1989 and in Chambers USA and admission as a Fellow in the American College of Bankruptcy and as a Fellow in the Nashville Bar Foundation. Mr. Kelley is active in many civic and charitable organizations.

Biographies of New Executive Officers of Commerce Union

Set forth below is information about our executive officers, other than Mr. Ard, who became President of Commerce Union and also joined the board of directors of Commerce Union and is discussed above.

J. Daniel Dellinger, age 53, is a veteran community banker with over 20 years’ experience. He has served as the chief financial officer for three community banks. Mr. Dellinger served in that role for Premier Bank of Brentwood from 1997 until its sale to BancorpSouth in 2004. He also served in that role for an East Tennessee community bank from 1992 until 1996. Prior to his career in banking, Mr. Dellinger spent 11 years in public accounting. He is a licensed Certified Public Accountant in the state of Tennessee and is a member of the Tennessee Society of CPA’s and the AICPA. Mr. Dellinger has participated on several CFO panels for the AICPA and the Tennessee Bankers Association. Mr. Dellinger has also served as an instructor for The Southeastern School of Banking. He served as a director for the Independent Division of the Tennessee Bankers Association for 3 years. He currently serves as a member of the Tennessee Bankers Association’s Government Relations Committee and participates in the Committee’s annual legislators visit to Washington, D.C. Mr. Dellinger is a member of the Executive Board for the Middle Tennessee Council of the Boy Scouts of America. He also serves on the Finance Committee and is acting chairman for the Williamson County Patron’s event. Mr. Dellinger was a member of the Brentwood Rotary Club for 15 years. Mr. Dellinger received his bachelors degree in business administration with a concentration in accounting from East Tennessee University and is a graduate of The Southeastern School of Banking.

Michael S. McKeown, age 47, has been a Certified Public Accountant for 22 years and has extensive accounting and financial management experience. In 1992 Mr. McKeown graduated with a Master of Accountancy degree from the University of Mississippi and began his career in the Memphis, Tennessee office of Deloitte and Touche, LLP. At Deloitte Mr. McKeown held various positions ranging from Associate to Audit Manager. While with Deloitte he served a variety of private and publicly held businesses across a wide range of industries. Mr. McKeown spent several years leading the audit of one of the offices’ top publicly-held clients, NSA International. In 1998 Mr. McKeown joined the Memphis Tennessee office of Arthur Andersen, LLP as an Audit Manager. At Andersen Mr. McKeown served several businesses across a wide range of industries as well as one of the firm’s top publicly-held clients, International Paper. In 2002 Mr. McKeown joined the Memphis Tennessee office BDO Seidman, LLP as an Audit Senior Manager. He was later promoted to Audit Director and relocated to Nashville, Tennessee. At BDO, Mr. McKeown was responsible for providing audit services to approximately 20 corporate clients across a wide range of industries. While at BDO Mr. McKeown provided audit services to five publicly-traded companies in Tennessee, four of which were subject to internal control audits in accordance with section 404 of the Sarbanes-Oxley Act of 2002. Two of these clients were among BDO’s top 25 national clients. In 2007, Mr. McKeown joined Horne, LLP in Nashville Tennessee as an Audit Partner. He was later promoted to the office’s Lead Audit Partner. At Horne, Mr. McKeown helped lead the firm’s business development efforts targeting large private and small public companies. At Horne Mr. McKeown provided SEC consulting services (SOX and financial reporting) to two publicly held companies. In 2009, Mr. McKeown joined Crosslin & Associates, PC in Nashville Tennessee as an Audit Principal. At Crosslin, Mr. McKeown served as the concurring principal on approximately 50 assurance engagements across a wide variety of industries and led the firm’s internal quality control efforts. In 2010, Mr. McKeown joined Reliant Bank as Senior Vice President/Financial officer. He was promoted to Chief Financial Officer in January of 2014.

The Board of Directors and Committees of Commerce Union

Effective upon the Effective Time, the members of the board of directors of Commerce Union were placed in the Board classes set forth below:

Class I Directors (Term Expiring at 2015 Annual Meeting)	Class II Directors (Term Expiring at the 2016 Annual Meeting)	Class III Directors (Term Expiring at the 2017 Annual Meeting)
William R. DeBerry	Homayoun Aminmadani	John Lewis Bourne
DeVan D. Ard, Jr.	Charles Trimble Beasley	Darrell S. Freeman, Sr.
Farzin Ferdowsi	Don Richard Sloan	James Gilbert Hodges
James R. Kelley

As of the Effective Time and the date of the filing of this Current Report on Form 8-K (this “Report”), board committee appointments of Commerce Union had not yet been determined.

Compensatory arrangements for these new directors will be consistent with Commerce Union’s standard arrangements for non-employee directors.

Amended and Restated Organizer Stock Option Agreement

Commerce Union and holders of non-qualified options to purchase Commerce Union common stock pursuant to an Organizers Stock Option Agreement (the “Original Option Agreement”) have entered into Amended and Restated Option Agreements, dated April 1, 2015, which amend and restate the Original Stock Option Agreement, as the same was previously amended, in order to set forth its terms in a single document, to extend the period of time in which a departing director has to exercise his or her options, to allow the board of directors to amend or modify the Amended and Restated Option Agreement without the optionee’s consent where such amendment is not adverse to the optionee, and to make certain other conforming and technical amendments thereto.

The above description of the Amended and Restated Option Agreement is not intended to be complete and is qualified in its entirety by the specific language in the Amended and Restated Option Agreement. A copy of the Amended and Restated Option Agreement is filed as Exhibit 10.5 to this Report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 1, 2015, Commerce Union filed Articles of Amendment to the Commerce Union Bancshares, Inc. Amended and Restated Charter to change the company’s principal office to 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027. A copy of the Articles of Amendment is included as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

On April 1, 2015, Commerce Union and Reliant Bank issued a joint press release announcing the consummation of the merger of Commerce Union and Reliant Bank.

A copy of the joint press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Financial statements of the business acquired will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Item	Exhibit

2.1	Agreement and Plan of Merger, dated as of April 25, 2014, by and among Commerce Union Bancshares, Inc., Commerce Union Bank and Reliant Bank(1)

2.2	First Amendment to the Agreement and Plan of Merger, dated as of December 31, 2014, by and among Commerce Union Bancshares, Inc., Commerce Union Bank and Reliant Bank(1)

3.1	Articles of Amendment to the Amended and Restated Charter of Commerce Union Bancshares, Inc.

10.1	Employment Agreement, dated as of April 1, 2015, by and between William Ronald DeBerry and Commerce Union Bancshares, Inc.

10.2	Employment Agreement, dated as of April 1, 2015, by and among DeVan D. Ard, Jr., Commerce Union Bancshares, Inc. and Commerce Union Bank

10.3	Employment Agreement, dated as of April 1, 2015, by and between J. Daniel Dellinger and Commerce Union Bancshares, Inc.

10.4	Employment Agreement, dated as of April 1, 2015, by and among Michael Scott McKeown, Commerce Union Bancshares, Inc. and Commerce Union Bank

10.5	Form of Amended and Restated Organizers Stock Option Agreement, dated as of April 1, 2015.

99.1	Joint press release dated April 1, 2015 by Commerce Union Bancshares, Inc. and Reliant Bank.

(1)	Incorporated by reference to the registrant’s Appendix A to Amendment No. 2 to Form S-4 filed with the Securities and Exchange Commission on January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE UNION BANCSHARES, INC.

Date: April 1, 2015

	By:	/s/ William R. DeBerry
William R. DeBerry Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2014, by and among Commerce Union Bancshares, Inc., Commerce Union Bank and Reliant Bank(1)+

2.2	First Amendment to the Agreement and Plan of Merger, dated as of December 31, 2014, by and among Commerce Union Bancshares, Inc., Commerce Union Bank and Reliant Bank(1)+

3.1	Articles of Amendment to the Amended and Restated Charter of Commerce Union Bancshares, Inc.

10.1	Employment Agreement, dated as of April 1, 2015, by and between William Ronald DeBerry and Commerce Union Bancshares, Inc.

10.2	Employment Agreement, dated as of April 1, 2015, by and among DeVan D. Ard, Jr., Commerce Union Bancshares, Inc. and Commerce Union Bank

10.3	Employment Agreement, dated as of April 1, 2015, by and between J. Daniel Dellinger and Commerce Union Bancshares, Inc.

10.4	Employment Agreement, dated as of April 1, 2015, by and among Michael Scott McKeown, Commerce Union Bancshares, Inc. and Commerce Union Bank

10.5	Amended and Restated Organizers Stock Option Agreement, dated as of April 1, 2015.

99.1	Joint press release dated April 1, 2015 by Commerce Union Bancshares, Inc. and Reliant Bank.

+	The Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
(1)	Incorporated by reference to the registrant’s Appendix A to Amendment No. 2 to Form S-4 filed with the Securities and Exchange Commission on January 26, 2015.